              As filed with the Securities and Exchange Commission
                              On December 18, 2001


                              Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                 IMMUNOGEN, INC.
                                 ---------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        MASSACHUSETTS                                         04-2726691
        ----------------------------------------------------------------
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)


                128 SIDNEY STREET, CAMBRIDGE, MASSACHUSETTS 02139
                -------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


              IMMUNOGEN, INC. 2001 NON-EMPLOYEE DIRECTOR STOCK PLAN
              -----------------------------------------------------
                            (FULL TITLE OF THE PLAN)


                                 Mitchel Sayare
                            Chairman of the Board and
                             Chief Executive Officer
                                 ImmunoGen, Inc.
                                128 Sidney Street
                         Cambridge, Massachusetts 02139
                         ------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (617) 995-2500
                                 --------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                  Please send copies of all communications to:

                            Jonathan L. Kravetz, Esq.
                           Mintz, Levin, Cohn, Ferris,
                             Glovsky and Popeo, P.C.
                              One Financial Center
                                Boston, MA 02111
                                 (617) 542-6000

                         CALCULATION OF REGISTRATION FEE


                                         Proposed          Proposed
Title of                                 maximum           maximum
securities         Amount                offering          aggregate       Amount of
to be              to be                 price per         offering        registration
registered         registered(1)         unit(2)           price(2)        fee
Common Stock,
$.01 par value      50,000                $16.10            $805,000          $192.40
                    ======                ======            ========          =======


(1) The number of shares of common stock, par value $.01 per share (the "Common Stock"), consists of the aggregate number of shares which may hereafter be granted under the ImmunoGen, Inc. 2001 Non-Employee Director Stock Plan (the "2001 Plan"). The maximum number of shares which may be granted under the 2001 Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2001 Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminable number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rules 457(c) and 457(h) under the Securities Act of 1933, as amended and based upon the average of the high and low sales prices per share of the Common Stock as reported on the Nasdaq National Market System on December 14, 2001.


EXPLANATORY NOTE

         This Registration Statement relates to the registration of 50,000 shares of Common Stock authorized for issuance under the 2001 Plan. In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the 2001 Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's annual report on Form 10-K (Commission File No. 0-17999) for the fiscal year ended June 30, 2001.

         (b) The Registrant's quarterly report on Form 10-Q (Commission File No. 0-17999) for the quarter ended September 30, 2001.

         (c) The Registrant's current reports on Form 8-K filed with the Commission on September 7, 2001 and November 29, 2001 and on Form 8-K/A filed with the Commission on October 5, 2001.

         (d) The description of the Common Stock included in the Registrant's Registration Statement on Form 8-A under the Securities Exchange Act of 1934 (File No. 0-17999), filed with the Commission on September 22, 1989, including any amendment or report filed for the purpose of updating such description.

         (e) The Registrant's proxy materials on Schedule 14A filed with the Commission on October 4, 2001.

         All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities covered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Incorporated herein by reference from the Registrant's Registration Statement on Form S-3 (Registration No. 333-57234), as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.   DESCRIPTION

(4.1) Form of Common Stock Certificate (previously filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, Registration No. 33-31219, as amended, and incorporated herein by reference)

(4.2) Restated Articles of Organization of the Registrant (previously filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, Registration No. 33-38883, as amended, and incorporated herein by reference)

(4.3)         Amendment to Articles of Organization of Registrant

(4.4) By-Laws, as amended, of the Registrant (previously filed as Exhibit 3.2 to the Registrant's annual report on Form 10-K for the fiscal year ended June 30, 1990, and incorporated herein by reference)

(5.1) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with respect to the legality of the shares being registered

(23.1)        Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
              (included in opinion of counsel filed as Exhibit 5.1)

(23.2)        Consent of PricewaterhouseCoopers LLP

(24) Power of Attorney to file future amendments (included on the signature page of this Registration Statement)

(99)          ImmunoGen, Inc. 2001 Non-Employee Director Stock Plan

ITEM 9. UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of Regulation C under the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; provided, however, that paragraphs
         (a)(1)(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on December 17, 2001.

                                               IMMUNOGEN, INC.

                                               /s/  Mitchel Sayare
                                               -------------------------------
                                               By:  Mitchel Sayare
                                                    Chairman of the Board
                                                    and Chief Executive Officer

         We, the undersigned officers and directors of ImmunoGen, Inc., hereby severally constitute and appoint Mitchel Sayare and Walter Blattler and each of them singly, as true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all additional amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable ImmunoGen, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all applicable requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Title:                                                                 Date:
/s/ Mitchel Sayare         Chairman of the Board                       December 17, 2001
-----------------------    of Directors and
  Mitchel Sayare           Chief Executive Officer
                           principal executive officer)


/s/ Gregg D. Beloff        Vice President and Chief                    December 17, 2001
-----------------------    Financial Officer
  Gregg D. Beloff          (principal accounting officer)


/s/ Walter A. Blattler     Executive Vice President,                   December 17, 2001
-----------------------    Science and Technology,
  Walter A. Blattler       and Director


/s/ David W. Carter        Director                                    December 17, 2001
-----------------------
  David W. Carter


/s/ Michael R. Eisenson    Director                                    December 17, 2001
-----------------------
  Michael R. Eisenson


/s/ Stuart F. Feiner       Director                                    December 17, 2001
----------------------
  Stuart F. Feiner


/s/ Mark B. Skaletsky      Director                                    December 17, 2001
----------------------
  Mark B. Skaletsky

                                 IMMUNOGEN, INC.

                                  EXHIBIT INDEX


EXHIBIT NO.   DESCRIPTION

(4.1) Form of Common Stock Certificate (previously filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, Registration No. 33-31219, as amended, and incorporated herein by reference)

(4.2) Restated Articles of Organization of the Registrant (previously filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, Registration No. 33-38883, as amended, and incorporated herein by reference)

(4.3)         Amendment to Articles of Organization of Registrant

(4.4) By-Laws, as amended, of the Registrant (previously filed as Exhibit 3.2 to the Registrant's annual report on Form 10-K for the fiscal year ended June 30, 1990, and incorporated herein by reference)

(5.1) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with respect to the legality of the shares being registered

(23.1)        Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
              (included in opinion of counsel filed as Exhibit 5.1)

(23.2)        Consent of PricewaterhouseCoopers LLP

(24) Power of Attorney to file future amendments (included on the signature page of this Registration Statement)

(99)          ImmunoGen, Inc. 2001 Non-Employee Director Stock Option Plan